SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously reported on a previous Current Report on Form 8-K (filed June 29, 2011) on June 28, 2011, the United States District Court for the District of Colorado (the “Court”) issued an Opinion and Order Regarding Claim Construction (the “Order”) following a January 28, 2011 Markman hearing (a proceeding under U.S. patent law where both sides present to the Court their arguments on how they believe patent terms should be construed). The Opinion construed a claim term in United States Patent 5,491,774, one of the Company’s Flash-R patents, more narrowly than proposed by the Company.

On July 28, 2011 the parties to the litigation filed a Joint Statement in Response to June 28, 2011 Order Regarding Claim Construction (the “Statement”) as required by the Order. The Statement proposes a plan to take future discovery to clarify infringement-related issues arising from the Court’s claim construction as outlined in the Order. The Statement also requests that the Court construe a claim term from a second Flash-R patent in the litigation.

The foregoing summary of the Statement does not purport to be complete and is qualified in its entirety by reference to the Statement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

While the Company continues to evaluate future licensing and enforcement actions, the Order, the Statement and requested clarifications could negatively affect future licensing prospects.

The disclosures set forth in this Item 8.01 speak only as of the date of this Current Report on Form 8-K, and the Company disclaims any intention or obligation to update or revise any such statements to reflect new information, future events or developments or otherwise, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description
99.1	Joint Statement in Response to June 28, 2011 Order Regarding Claim Construction as filed with the United States District Court for the District of Colorado on July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: July 29, 2011	By: /s/ ALFRED H. FALK
Alfred H. Falk, President and Chief Executive Officer
(Principal Executive Officer and duly authorized to sign
on behalf of the Registrant)